EXHIBIT p.3

                                SCM ADVISORS LLC

                                 CODE OF ETHICS

                                    Including
                        SCM's Policy on Personal Trading
                    (Amended and Restated as of June 1, 2007)

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                                SCM ADVISORS LLC
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                                 CODE OF ETHICS

                                    Including
                        SCM's Policy on Personal Trading
                    (Amended and Restated as of June 1, 2007)

THINGS YOU NEED TO KNOW TO USE THIS CODE:

1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand this Code, you need to read the definitions of these terms. The definitions can be found in Part III of this Code.

2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

         o    ACCESS PERSON
         o    ADVISORY PERSON

If you are not an ADVISORY PERSON you are, by default, an ACCESS PERSON. A current list of ADVISORY PERSONS can be found on the SCM Intranet. If you are not sure which category applies to you, ask the CHIEF COMPLIANCE OFFICER.

This Code has three (3) sections:

         Part I - Standards of Conduct
         Part II - Personal Trading
         Part III - Terms Defined

There are also three (3) Reporting Forms that ACCESS PERSONS and ADVISORY PERSONS must complete pursuant to this Code. You can get copies of the Reporting Forms from the CHIEF COMPLIANCE OFFICER.

NOTE: If you are an ADVISORY PERSON, you are also an ACCESS PERSON, so you must comply with both the ACCESS PERSON provisions and the ADVISORY PERSON provisions.

3. The CHIEF COMPLIANCE OFFICER has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

         o SCM expects that waivers will be granted only in rare instances, and

         o Some provisions of this Code that are mandated by SEC rule cannot be waived.




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PART I - STANDARDS OF CONDUCT

A.       GENERAL PRINCIPLES - THESE APPLY TO ALL PERSONNEL

         SCM is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for SCM or its personnel to:

         o Use for their own benefit (or the benefit of anyone other than the ADVISORY CLIENT) information about SCM's trading or recommendations for ADVISORY CLIENT accounts; or

         o Take advantage of investment opportunities that would otherwise be available for SCM's ADVISORY CLIENTS.

         Also, as a matter of business policy, SCM wants to avoid even the appearance that SCM, its personnel, or others receive any improper benefit from information about ADVISORY CLIENT trading or accounts, or from our relationships with our ADVISORY CLIENTS or with the brokerage community.

         SCM expects all personnel to comply with the spirit of this Code, as well as the specific rules contained in this Code. SCM and this Code require all employees to comply with all applicable federal securities laws, including the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley Act of 2002, the Bank Secrecy Act and Title V of the Gramm-Leach-Bliley Act and any rules adopted by any government agency under any of those statutes. In addition, all employees must report promptly to the CHIEF COMPLIANCE OFFICER any violations of this Code of which they become aware.

         SCM treats violations of this Code (including violations of the spirit of this Code) very seriously. It is important for employees to avoid actions that, while they may not actually involve a conflict of interest or an abuse of an ADVISORY CLIENT'S trust, may have the appearance of impropriety. If you violate either the letter or the spirit of this Code, SCM might impose penalties or fines, require disgorgement of trading gains, or suspend or terminate your employment.

         Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no ADVISORY CLIENTS are harmed by your conduct.

         If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CHIEF COMPLIANCE OFFICER. Don't assume you know the answer.



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PART I - STANDARDS OF CONDUCT (CONTINUED)

B.       GENERAL ANTI-FRAUD PROHIBITION - THIS APPLIES TO ALL PERSONNEL

         It is a violation of this Code of Ethics for any officer, director or employee of SCM, in connection with the purchase or sale, directly or indirectly:

         o To employ any device, scheme, or artifice to defraud any ADVISORY CLIENT of SCM;

         o To make any untrue statement of a material fact to any ADVISORY CLIENT of SCM or omit to state a material fact necessary in order to make the statements made to the ADVISORY CLIENT, in light of the circumstances under which they are made, not misleading;

         o To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on any ADVISORY CLIENT of SCM;

         o To engage in any manipulative practice with respect to any ADVISORY CLIENT of SCM;

         o To engage in any transaction in securities on the basis of material, nonpublic information in violation of applicable law.

C.       GIFTS TO OR FROM BROKERS OR ADVISORY CLIENTS--THIS APPLIES TO ALL
         PERSONNEL

         No personnel may accept or receive on their own behalf or on behalf of SCM any gift or other accommodations from a vendor, broker, securities salesman, ADVISORY CLIENT, or prospective ADVISORY CLIENT (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of the recipient's responsibilities to SCM or its ADVISORY CLIENTS or place the recipient or the Firm in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of SCM personnel.

         No personnel may give on his or her own behalf or on behalf of SCM any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

         In no event should gifts to or from any one-business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the NASD from time to time (currently $100).

         These policies are not intended to prohibit normal business entertainment. For more information, please review the firm's Policy Regarding Gifts or ask the CHIEF COMPLIANCE OFFICER.

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PART I - STANDARDS OF CONDUCT (CONTINUED)

D. SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY - THIS APPLIES TO ALL PERSONNEL

         To avoid conflicts of interest, inside information, and other compliance and business issues, SCM prohibits all its employees from serving as officers or members of the board of any other for-profit entity, except with the advance written approval of the CHIEF OPERATING OFFICER and CHIEF COMPLIANCE OFFICER of SCM. SCM can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of SCM. Any transactions for any ADVISORY CLIENT account in securities of any company that any employee of SCM serves as an officer or board member must be pre-approved by the CHIEF COMPLIANCE OFFICER. Also, you must: (a) certify on a quarterly basis that neither you nor any member of your FAMILY/HOUSEHOLD has such a position with a public company, and (b) inform the Compliance Department immediately if you or any member of your FAMILY/HOUSEHOLD assumes such a position.





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PART II - PERSONAL TRADING

A. REPORTING REQUIREMENTS - THESE APPLY TO ALL ACCESS PERSONS (INCLUDING ALL ADVISORY PERSONS)

         NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions, and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your FAMILY/HOUSEHOLD are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions, and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD, and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code. For your own protection and the protection of SCM, you should always err on the side of reporting if you have any question as to whether you are required to report.

         ALSO: You must file the reports described below, even if you have no holdings, transactions, or accounts to list in the reports.

         1. Initial Holdings Reports. No later than 10 days after you become an ACCESS PERSON, you must file with the CHIEF COMPLIANCE OFFICER a Holdings Report (See Attachment A- copies of all reporting forms are available from the CHIEF COMPLIANCE OFFICER and on the SCM Intranet).

              The report requires you to list all COVERED SECURITIES in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers, and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON. The report must be current as of a date no more than 45 days prior to the date you became an ACCESS PERSON.

              The report also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an ADVISORY PERSON under this Code.



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PART II - PERSONAL TRADING (CONTINUED)

         2. Quarterly Transaction Reports. No later than 15 DAYS after the end of March, June, September, and December each year, you must complete and submit to the CHIEF COMPLIANCE OFFICER a Quarterly Transactions Report. This Report will be disseminated by the Compliance Department to all ACCESS PERSONS via e-mail.

              The Report requires you to list all transactions (other than transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN) during the most recent calendar quarter in COVERED SECURITIES, in which transactions you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. The report also requires you to list all brokers, dealers, and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which any securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

              Every Quarterly Transactions Report shall contain the following information:

              o The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

              o The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

              o    The price at which the transaction was effected;

              o The name of the broker, dealer, or bank with or through whom the transaction was effected; and

              o    The date when you submit the report.

              Copies of statements or confirmations containing the information specified above may be submitted in lieu of listing the transactions. Persons submitting statements (or causing statements to be submitted) will be deemed to have satisfied this reporting requirement, and need only sign off quarterly on having complied.

              For periods in which no reportable transactions were effected, the Quarterly Transactions Report shall contain a representation that no transactions subject to the reporting requirements were effected during the relevant time period.




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PART II - PERSONAL TRADING (CONTINUED)

         3. Annual Holdings Reports. No later than JANUARY 30TH of each year, you must file with the CHIEF COMPLIANCE OFFICER an Annual Holdings Report on Attachment A. The report must state the date on which you submit it.

              The Report requires you to list all COVERED SECURITIES, including shares of mutual funds, in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31 of the prior year. It also requires you to list all brokers, dealers, and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the prior year.

              The report also requires you to confirm that you have read and understand this Code and have complied with its requirements, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD, and that you understand that you are an ACCESS PERSON and, if applicable, an ADVISORY PERSON under this Code.

         4. Personal Accounts; Duplicate Confirmation Statements. All personal brokerage accounts of SCM personnel and/or any members of their FAMILY/HOUSEHOLD must be maintained at a brokerage approved by the Compliance Department (See Attachment D). Any exceptions to this policy must be approved by the Compliance Department. If you or any member of your FAMILY/HOUSEHOLD has, or intends to open, a securities account with any broker, dealer, or bank, including a broker on the approved list, you or your FAMILY/HOUSEHOLD member must (a) notify the Compliance Department and (b) direct that broker, dealer, or bank to send, directly to the Firm's CHIEF COMPLIANCE OFFICER, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.

         5. Exceptions to Reporting Requirements. An ACCESS PERSON is not required to file reports under paragraphs A.1, A.2 or A.3 above with respect to accounts over which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any direct or indirect influence or control.




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PART II - PERSONAL TRADING (CONTINUED)

B. TRANSACTION RESTRICTIONS - THESE APPLY TO ALL ACCESS PERSONS (INCLUDING ALL ADVISORY PERSONS).

         1. Pre-clearance. You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a COVERED SECURITY (other than as excepted below) for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain, in advance of the transaction, written pre-clearance for that transaction from the CHIEF COMPLIANCE OFFICER. All requests for pre-clearance must be submitted to the CHIEF COMPLIANCE OFFICER via e-mail using the SCM E-mail/Outlook Pre-clearance Form (See Attachment C).

              Once obtained, pre-clearance is valid only for the day on which it is granted. The CHIEF COMPLIANCE OFFICER may revoke a pre-clearance any time after it is granted and before you execute the transaction. The CHIEF COMPLIANCE OFFICER may deny or revoke pre-clearance for any reason. In no event will pre-clearance be granted for any COVERED SECURITY if, to the knowledge of the CHIEF COMPLIANCE OFFICER, the Firm has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security) for any ADVISORY CLIENT. Please note that obtaining pre-clearance for a transaction does not guarantee that the trade will not be later reversed should a subsequent trade in the same security be effected in any account.





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PART II - PERSONAL TRADING (CONTINUED)

              The pre-clearance requirements DO NOT apply to the following categories of transactions:

              o Transactions in shares of open-end mutual funds that are not registered investment companies advised or sub-advised by SCM.(1) Closed-end funds and Exchange Traded Funds (ETFs) require pre-clearance.

              o Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any direct or indirect influence or control over the account in which the transaction occurred.

              o Purchases of COVERED SECURITIES pursuant to an AUTOMATIC INVESTMENT PLAN.

         2. Initial Public Offerings and Private Placements. Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in: (a) an initial public offering, under any circumstances; or (b) a private placement (including a private placement of interests in a hedge fund or other investment limited partnership), except with specific approval from SCM's CHIEF OPERATING OFFICER (in addition to normal pre-clearance from the Compliance Department).

         3. Short-Term Trading. Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, shares of any Fund sub-advised by SCM within any period of 60 calendar days. If you or any member of your FAMILY/HOUSEHOLD purchase and sell, or sell and purchase, any other COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 60 calendar days, then the Firm will require any profits from the transactions to be donated to a charity designated by the Firm.







--------------------------
(1) A list of mutual funds that SCM sub-advises can be found on the firm's intranet site under "Sub-Advised Clients".

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PART II - PERSONAL TRADING (CONTINUED)

C.       BLACKOUT PERIODS - APPLIES TO ALL ADVISORY PERSONS ONLY

         No ADVISORY PERSON (including any member of the FAMILY/HOUSEHOLD of such ADVISORY PERSON) may purchase or sell any COVERED SECURITY within the seven calendar days immediately before or after a calendar day on which any ADVISORY CLIENT account purchases or sells that COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security). If any such transactions occur, SCM, at the sole discretion of the CHIEF COMPLIANCE OFFICER and the senior management of SCM, will generally require any profits from the transactions to be donated to a charity designated by the Firm. Program trades and ADVISORY CLIENT account liquidations that occur in an ADVISORY CLIENT'S account during an ADVISORY PERSON'S blackout period may not, at the sole discretion of the CHIEF COMPLIANCE OFFICER and senior management of SCM, require an ADVISORY PERSON to reverse his or her purchase or sell. Note that the total blackout period is 15 days (the day of the ADVISORY CLIENT trade, plus seven days before and seven days after).

         NOTE: It sometimes happens that an ADVISORY PERSON who is responsible for making investment recommendations or decisions for ADVISORY CLIENT accounts (such as a portfolio manager or analyst) determines--within the seven calendar days after the day he or she (or a member of his or her FAMILY/HOUSEHOLD) has purchased or sold for his or her own account a COVERED SECURITY that was not, to the ADVISORY PERSON's knowledge, then under consideration for purchase by any ADVISORY CLIENT account--that it would be desirable for ADVISORY CLIENT accounts as to which the ADVISORY PERSON is responsible for making investment recommendations or decisions to purchase or sell the same COVERED SECURITY (or a closely related security). In this situation, the ADVISORY PERSON MUST put the ADVISORY CLIENTS' interests first, and promptly make the investment recommendation or decision in the ADVISORY CLIENTS' interest, rather than delaying the recommendation or decision for ADVISORY CLIENTS until after the seventh day following the day of the transaction for the ADVISORY PERSON'S (or FAMILY/HOUSEHOLD member's) own account to avoid conflict with the blackout provisions of this Code. Additionally, such ADVISORY PERSON shall submit a written report to the CHIEF COMPLIANCE OFFICER describing the circumstances of the purchase or sale of the COVERED SECURITY for his or her own account, and attesting that at the time of such purchase or sale, the ADVISORY PERSON did not have actual knowledge that the COVERED SECURITY was being considered for purchase or sale by any ADVISORY CLIENT account. SCM recognizes that this situation may occur in entire good faith, and will not require disgorgement of profits in such instances if it appears, in the sole discretion of the CHIEF COMPLIANCE OFFICER and senior management of SCM, that the ADVISORY PERSON acted in good faith and in the best interests of SCM's ADVISORY CLIENTS.




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PART III - TERMS DEFINED

A.       DEFINITIONS

         These terms have special meanings in this Code of Ethics:

            o    ACCESS PERSON
            o    ADVISORY CLIENT
            o    ADVISORY PERSON
            o    AUTOMATIC INVESTMENT PLAN
            o    BENEFICIAL OWNERSHIP
            o    CHIEF COMPLIANCE OFFICER
            o    CHIEF OPERATING OFFICER
            o    COVERED SECURITY
            o    EXECUTIVE COMMITTEE
            o    FAMILY/HOUSEHOLD

         The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

         IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE CHIEF COMPLIANCE OFFICER. DON'T JUST ASSUME YOU KNOW THE ANSWER.

         Access Person means: (A) any officer, director, general partner or employee of SCM who, in connection with his or her regular functions or duties, makes, participates in, influences, or obtains information regarding, the purchase or sale of any securities (even if they are not COVERED SECURITIES) for any ADVISORY CLIENT account, or any recommendations with respect to such purchases or sales (whether or not they are COVERED SECURITIES).

         Advisory Client means any Fund or managed portfolio that SCM Advisors LLC serves as Advisor or Sub-Advisor.





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PART III - TERMS DEFINED (CONTINUED)

         Advisory Person means any ACCESS PERSON who, in connection with his or her regular functions or duties, makes, participates in or influences
         (A) the purchase or sale of any securities (even if they are not COVERED SECURITIES) for any client account or (B) any recommendations with respect to such purchases or sales. SCM's EXECUTIVE COMMITTEE members are also ADVISORY PERSONS. A person who is an ACCESS PERSON solely by virtue of the fact that that person obtains information regarding the purchase or sale of any securities or any recommendation with respect to such purchases or sales, but does not make, participate in, or influence such purchases, sales, or recommendations is not an ADVISORY PERSON.

         Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.







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PART III - TERMS DEFINED (CONTINUED)

         Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of SCM), even if you don't share in the profits.

         BENEFICIAL OWNERSHIP is a very broad concept. Some examples of BENEFICIAL OWNERSHIP include:

         o Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.
         o Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).
         o Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company, or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL OWNERSHIP. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)
         o    Securities in a person's individual retirement account.
         o Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.
         o Securities owned by a trust of which the person is either a trustee or a beneficiary.
         o Securities owned by a corporation, partnership, or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

         This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CHIEF COMPLIANCE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.





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PART III - TERMS DEFINED (CONTINUED)

         Chief Compliance Officer means the person designated to perform the functions of the CHIEF COMPLIANCE OFFICER. You can reach the CHIEF COMPLIANCE OFFICER by calling (415) 486-6500 (or by e-mail at compliance@scmadv.com). For purposes of reviewing the CHIEF COMPLIANCE OFFICER'S own transactions and reports under this Code, the functions of the CHIEF COMPLIANCE OFFICER are performed by an alternate Compliance Officer of the firm.

         Three alternate Compliance Officers have been designated for SCM: (1) Chief Operating Officer, (2) Chairman of the Executive Committee and
         (3) Director of Equity.

         The CHIEF COMPLIANCE OFFICER will create a list of all ACCESS PERSONS and update the list with reasonable frequency. The CHIEF COMPLIANCE OFFICER will circulate a copy of this Code and any amendments hereto to each ACCESS PERSON, together with an acknowledgement of receipt, which shall be signed and returned to the CHIEF COMPLIANCE OFFICER by each ACCESS PERSON promptly after he or she becomes an ACCESS PERSON and at least once a year thereafter.

         Chief Operating Officer means the person designated to perform the functions of the CHIEF OPERATING OFFICER. You can reach the CHIEF OPERATING OFFICER by calling (415) 486-6500 (or by e-mail at compliance@scmadv.com). The CHIEF OPERATING OFFICER will coordinate with the CHIEF COMPLIANCE OFFICER on certain compliance related matters such as personal trading, approval of ACCESS PERSONS to participate in IPOs and private placements and approval of ACCESS PERSONS to serve on a company's Board of Directors. The CHIEF OPERATING OFFICER or an alternate Compliance Officer will review the CHIEF COMPLIANCE OFFICER'S own transactions and reports under this Code.





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SCM ADVISORS LLC                       14               PRIVATE AND CONFIDENTIAL

                                SCM ADVISORS LLC
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PART III - TERMS DEFINED (CONTINUED)

         Covered Security means anything that is considered a "security" under the Investment Company Act of 1940, including, but not limited to:

         o    Equities
         o    Corporate Bonds
         o    Municipal Bonds
         o    Closed-End Mutual Funds
         o    Open-End Mutual Funds of any ADVISORY CLIENT
         o    Exchange Traded Funds (ETFs)
         o    SPDRs
         o    QQQQs
         o    Investments in limited partnerships
         o    Options on equities, indexes and currencies
         o    Investments in foreign mutual funds
         o    Investments in investment clubs

         This list is not all-inclusive of every security defined as a COVERED SECURITY. If you are unsure whether you need to pre-clear a particular transaction, contact the Compliance Department for assistance.

         For the purposes of this Code, the following securities are exempt from the definition of COVERED SECURITY and as such, do not need to be pre-cleared with the Compliance Department:

         o    Direct obligations of the US Government
         o    Money market mutual funds.
         o    Open end mutual funds that are not ADVISORY CLIENTS.

         If you have any question or doubt about whether an investment is considered a security or a COVERED SECURITY under this Code, ask the CHIEF COMPLIANCE OFFICER.





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SCM ADVISORS LLC                       15               PRIVATE AND CONFIDENTIAL

                                SCM ADVISORS LLC
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PART III - TERMS DEFINED (CONTINUED)

         Executive Committee shall mean the following persons, individually and collectively: Albert Gutierrez, Doug S. Couden, Sam Austin, Diane M. Spirandelli and Steve Go.

         Family/Household means:
         ----------------

         o Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

         o Your children, if they: (A) are under the age of 18 or (B) live in the same household as you or (C) receive any support from you.

         o Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

         Comment - There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.





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SCM ADVISORS LLC                       16               PRIVATE AND CONFIDENTIAL

                                SCM ADVISORS LLC
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                                  ATTACHMENT A

                                 HOLDINGS REPORT

                 For the Year/Period Ended: ___________________
                                             (month/day/year)

                Check here if this is an Initial Holdings Report

The following is a complete list of accounts, which fall within the firm's Code of Ethics and Policy on Personal Trading. The accounts listed shall include those of your family/household as defined in the firm's Code of Ethics. PLEASE ATTACH COPIES OF STATEMENTS IF MORE THAN ONE ACCOUNT.

                                BROKERAGE ACCOUNT
                                -----------------

Account Name(s):______________________________________________ Acct #_________________________

Firm:_______________________________________________________________________________________

                 ACCOUNTS MANAGED BY OUTSIDE INVESTMENT ADVISORS
                 -----------------------------------------------
Name/Address of Advisor
_____________________________________________________________________________

Name of
Account/Number_____________________________________________________________________________

I have no discretion over the above account ________          I may use discretion over the above account _______

                        PARTNERSHIPS (LIMITED OR GENERAL)
                        ---------------------------------
Name of

Partnership__________________________________________________________________________________

Limited/General Partner
_______________________________________________________________________________

% of your interest _______  Can you make or influence investments by the partnership? Yes ___ No ____

                    SECURITIES ACQUIRED BY PRIVATE PLACEMENT
                    ----------------------------------------

  (Include description, details of acquisition and custodian OR attach copy of most recent statement)

                      ACCOUNTS MANAGED OUTSIDE OF THE FIRM
                      ------------------------------------

Do you manage or participate in the management of accounts outside of the firm?
Yes ______ No ______ If yes, provide complete details below or on a separate sheet of paper.

PLEASE COMPLETE THE ONE OF THE FOLLOWING

_____    I have no securities holdings

_____    I DO NOT MAINTAIN TRADING ACCOUNTS OUTSIDE OF THE FIRM, OTHER THAN
         THOSE PERMISSIBLE UNDER THE FIRM'S CODE OF ETHICS, LISTED ABOVE.

I understand the firm will be requesting copies of confirms and statements or other similar evidence of ownership, from the entities above.




-------------------------------------------          -------------
Employee's signature                                      Date

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SCM ADVISORS LLC                       17               PRIVATE AND CONFIDENTIAL
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                                SCM ADVISORS LLC
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                                  ATTACHMENT B

                                 CODE OF ETHICS

                       ANNUAL CERTIFICATION OF COMPLIANCE

This Code of Ethics (the "Code") has been adopted by SCM Advisors LLC, primarily for the purpose of providing rules and guidelines for employees with respect to their personal securities transactions. The firm is required to adopt a Code in accordance with Rule 204A-1 under the Investment Advisors Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940.

I have read, understand and agree to comply with the Code of Ethics of SCM Advisors LLC.



----------------------------------------------------------------
Employee Signature                                   Dated



----------------------------------------------------------------
Print Employee Name





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SCM ADVISORS LLC                                        PRIVATE AND CONFIDENTIAL

                                SCM ADVISORS LLC
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                                  ATTACHMENT C

                  PERSONAL TRADING - REQUEST FOR PRE-CLEARANCE

[YOU ARE BEING PROVIDED A SAMPLE OF THIS FORM IF YOU WISH TO REQUEST A PRE-CLEAR
MANUALLY; THIS FORM IS AVAILABLE ONLINE THROUGH YOUR OUTLOOK MAIL PROGRAM.]

PERSONAL & CONFIDENTIAL    FAX:415-486-6724    QUESTIONS: 415-486-6726
-----------------------    ----------------    -----------------------

From:                                                                  Tel:
     ------------------------------------------------------------------    -------------------------------
                           (print name)

In accordance with the Code of Ethics for SCM Advisors, I hereby:
                                                                           No. of
          request trade clearance for                                      Shares
---------                                   ------------------------------        ---------------
          stocks (common or preferred); bonds (coupon/maturity)

                    Purchase            Sale [if sale, please indicate purchase date:                 ]
          ---------           ---------                                               ----------------

                    Check here if proposed Purchase is in an initial public offering
          ---------

          request trade clearance for private placement of
---------                                                  -----------------------------

          request authorization to serve on Board of public company
---------

          notify of brokerage account #*                      ; broker/dealer
---------                               ----------------------

*If this is checked, please sign if you have requested the firm to provide duplicate confirmations and statements to the Firm's Compliance Officer.  Signature:
                                                         -----------------------------------------

I am a:           Portfolio Manager         Advisory Person            Access Person
         ---------                  --------                  ---------

I certify that:

1. I have received and read the Code within the past year and believe that this transaction is consistent with the Code's policy of requiring detection, disclosure and prevention of conflicts of interest in personal trading activities.

2.       If approved, I will execute the trade within the day of approval.
         Furthermore, I understand that this pre-clearance is only valid for this day and I will need to receive separate pre-clearance if I wish to effect a transaction in this security on another day.

Signature:                                                             Date:
          -------------------------------------------------------------     ---------------------

APPROVED:                                                              Date:
         --------------------------------------------------------------     ---------------------

NOT APPROVED/REASON:                                                   Date:
                      -------------------------------------------------     ---------------------






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SCM ADVISORS LLC                       19               PRIVATE AND CONFIDENTIAL
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                                SCM ADVISORS LLC
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                                  ATTACHMENT D

               APPROVED BROKER LIST FOR EMPLOYEE PERSONAL ACCOUNTS

EMPLOYEES AND MEMBERS OF THEIR FAMILY OR HOUSEHOLD, AS DEFINED IN THE SCM CODE OF ETHICS, MAY MAINTAIN BROKERAGE ACCOUNTS AT ANY OF THE FOLLOWING LIST OF APPROVED BROKERS. PRIOR APPROVAL FROM THE COMPLIANCE DEPARTMENT IS REQUIRED TO OPEN A BROKERAGE ACCOUNT WITH ANY BROKER NOT LISTED BELOW.

AG Edwards
Ameritrade
Banc of America
Bear Stearns
Charles Schwab
Citigroup
Conifer Securities
E*Trade
Fidelity
Friedman Billings Ramsey
Harris Direct
Oppenheimer
Options Express
Merrill Lynch
Morgan Stanley
Scottrade
Smith Barney
T. Rowe Price
TD Waterhouse
UBS
US Bancorp
Vanguard
Wachovia
Wells Fargo








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SCM ADVISORS LLC                       20               PRIVATE AND CONFIDENTIAL

                                SCM ADVISORS LLC
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                                FEBRUARY 1, 2007


SUB-ADVISED AFFILIATED MUTUAL FUNDS


Phoenix Opportunities Trust
1sen4        Phoenix Bond Fund
1sen1        Phoenix Earnings Driven Growth Fund



Phoenix Strategic Equity Series Fund
1pdp4        Phoenix Strategic Growth Fund



Phoenix Series Fund
1pdp10       Phoenix High Yield Fund



Phoenix Insight Funds Trust
1pdp11       Phoenix Insight High Yield Fund
1pdp12       Phoenix Insight Bond Fund



SUB-ADVISED NON-AFFILIATED MUTUAL FUNDS
1dunham5     Dunham Corporate/Gov't Bond Fund









--------------------------------------------------------------------------------
SCM ADVISORS LLC                       21               PRIVATE AND CONFIDENTIAL